Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9206, 33-62538 and 333-171113) pertaining to the Aaron’s, Inc. Employees Retirement Plan and Trust of Aaron’s, Inc. of our report dated June 22, 2011, with respect to the financial statements and schedules of the Aaron’s, Inc. Employees Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
Atlanta, Georgia
June 22, 2011

14